EXHIBIT 24
                                   ----------

                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS
                          ----------------------------



We hereby consent to the incorporation by reference in Post- Effective Amendment No. 3 to Registration Statement No. 33-37204 on Form S-3, and Post-Effective Amendment No. 1 to Registration Statement No. 33-42675 on Form S-8 of our report dated January 7, 1997, which report raises substantial doubt about the Company's ability to continue as a going concern, relating to the consolidated financial statements and schedule of Health Professionals, Inc. and subsidiaries appearing in the Company's Annual Report on Form 10-K for the year ended September 30, 1996.



      Miami, Florida                                     /s/ BDO Seidman, LLP
      January 10, 1997                            ------------------------------



























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